UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/26/2010

Commission file number: 000-54046

GREENPLEX SERVICES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0856924
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

10183 North Aero Drive, Suite 2

Hayden, ID 83835

(Address of principal executive offices)

(208) 591-3281

(Registrant’s telephone number)

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 25, 2010, the Board of Directors of Greenplex Services, Inc., (”the Company”) accepted the resignation of Ms. Susan L. Troyer as Chief Financial Officer, Treasurer, and Secretary, as well as a director of the Company.  Ms. Troyer no longer holds any officer or director position in the Company and desires to pursue other personal interests.  The resignation is effective October 25, 2010.

There were no disagreements between Ms. Troyer and our Board of Directors regarding any business practices or procedures.

By a board resolution dated October 26, 2010, Kyle W. Carlson was appointed to the offices of Chief Financial Officer and Treasurer.  And Andrew Christman was appointed to the office of Secretary.

The Company believes that it has complied with the appropriate disclosure controls and procedures under Exchange Act Rules 13a-14 and 15d-14 in order to determine when a notice of resignation, retirement, or refusal has been communicated to the Company and that all information necessary has been disclosed to the public.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  October 26, 2010

 GREENPLEX SERVICES, INC.

By:

/s/  Kyle W. Carlson

Kyle W. Carlson

President, Treasurer, CEO, & CFO